Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-121944 of Accuride Corporation of our report dated February 4, 2005 (February 18, 2005, as to Notes 6 and 17), appearing in the Prospectus, which is a part of such Registration Statement and to the references to us under the headings "Selected Historical Consolidated Financial and Other Data of Accuride" and "Experts" in such Prospectus.

/s/Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Indianapolis, Indiana
February 22, 2005